                      SUBSIDIARIES OF THE HOLDING COMPANY


                                  EXHIBIT 22.1

                       Subsidiaries of the Holding Company


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                       SUBSIDIARIES OF THE HOLDING COMPANY


1. Progressive Bank, N.A. of Wheeling, West Virginia, a national banking association with offices in Wheeling, Wellsburg, and Moundsville, West Virginia.

2. Progressive Bank, N.A. - Buckhannon of Buckhannon, West Virginia, a national banking association with offices in Buckhannon and Weston, West Virginia.

3. Progressive Bank, N.A. - Bellaire, of Bellaire, Ohio, a national banking association.

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